Exhibit 99.1

Solo Cup Company and Subsidiaries

Consolidated Statements of Operations

(In millions)

	Thirteen weeks ended		Thirty-nine weeks ended
	September 26, 2010	September 27, 2009	September 26, 2010	September 27, 2009

Net sales	$409.6	$370.1	$1,173.7	$1,115.5
Cost of goods sold	382.2	316.3	1,075.4	960.0

Gross profit	27.4	53.8	98.3	155.5
Selling, general and administrative expenses	36.5	38.6	112.1	112.7
Impairment of goodwill	—	17.2	—	17.2
Loss on asset disposals	0.7	5.0	2.6	7.4
Asset impairment	3.4	—	16.7	—

Operating (loss) income	(13.2)	(7.0)	(33.1)	18.2
Interest expense, net of interest income	18.3	17.5	52.8	45.4
Reclassification of unrealized loss on cash flow hedges to interest expense	—	—	—	9.1
Loss on debt extinguishment	—	2.5	—	2.5
Foreign currency exchange (gain) loss, net	(0.8)	0.1	0.6	(2.3)
Gain from bargain purchase	—	—	(1.7)	—

Loss before income taxes	(30.7)	(27.1)	(84.8)	(36.5)
Income tax provision (benefit)	—	0.8	2.2	(5.4)

Net loss	$(30.7)	$(27.9)	$(87.0)	$(31.1)

Reconciliation of net loss to EBITDA (non-GAAP measure)

	Thirteen weeks ended		Thirty-nine weeks ended
	September 26, 2010	September 27, 2009	September 26, 2010	September 27, 2009
Net loss(1)	$(30.7)	$(27.9)	$(87.0)	$(31.1)
Interest expense, net (includes reclassification of unrealized loss on cash flow hedges)	18.3	20.0	52.8	57.0
Income tax provision (benefit)	—	0.8	2.2	(5.4)
Depreciation and amortization (excluding accelerated depreciation)	17.2	17.4	53.4	51.9
Accelerated depreciation	18.1	—	28.6	—

EBITDA (non-GAAP measure)	$22.9	$10.3	$50.0	$72.4

(1)	Net loss includes the following items, which are listed here to provide information for purposes of additional analysis.

	Thirteen weeks ended		Thirty-nine weeks ended
	September 26, 2010	September 27, 2009	September 26, 2010	September 27, 2009
Plant closure expenses and severance costs	$1.4	$4.1	$7.9	$11.5
Pension plan curtailment loss	1.5	—	1.5	—
Closed plant inefficiencies	0.9	—	0.9	1.0
Impairment of goodwill	—	17.2	—	17.2
Asset impairment	3.4	—	16.7	—
Gain from bargain purchase	—	—	(1.7)	—
Loss on asset disposals	0.7	5.0	2.6	7.4
Foreign currency exchange (gain) loss , net	(0.8)	0.1	0.6	(2.3)
Long-term incentive plan	(1.2)	(0.2)	(1.1)	0.4
Contractual resolution charge	—	—	—	3.9

Solo Cup Company and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	September 26, 2010	December 27, 2009
Assets

Cash and cash equivalents	$24.6	$30.0
Accounts receivable, net	125.1	124.9
Inventories	291.0	232.6
Deferred income taxes	16.7	19.1
Other current assets	37.9	29.8

Total current assets	495.3	436.4

Property, plant and equipment, net	456.2	509.0
Other assets	28.2	42.0

Total assets	$979.7	$987.4

Liabilities and Shareholder’s (Deficit) Equity

Accounts payable	$76.1	$82.0
Accrued expenses	53.2	55.6
Current maturities of long-term debt	0.5	0.8
Other current liabilities	62.7	47.1

Total current liabilities	192.5	185.5

Long-term debt, net of current maturities	718.3	635.3
Deferred income taxes	20.1	22.7
Other liabilities	114.3	125.7

Total liabilities	1,045.2	969.2

Total shareholder’s (deficit) equity	(65.5)	18.2

Total liabilities and shareholder’s (deficit) equity	$979.7	$987.4

Solo Cup Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Thirty-nine weeks ended
	September 26, 2010	September 27, 2009

Cash flows from operating activities
Net loss	$(87.0)	$(31.1)

Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	82.0	51.9
Deferred financing fee amortization	5.2	4.3
Impairment of goodwill	—	17.2
Loss on asset disposals	2.6	7.4
Loss on debt extinguishment	—	2.5
Gain from bargain purchase	(1.7)	—
Reclassification of unrealized loss on cash flow hedges	—	9.1
Asset impairment	16.7	—
Deferred income taxes	(0.1)	(5.2)
Foreign currency exchange loss (gain), net	0.6	(2.4)
Changes in operating assets and liabilities, net of business acquisition	(51.1)	63.4
Other, net	3.3	1.7

Net cash (used in) provided by operating activities	(29.5)	118.8

Cash flows from investing activities
Purchase of property, plant and equipment	(37.6)	(52.7)
Proceeds from sale of property, plant and equipment	0.1	16.6
Business acquisition, net of cash acquired	(23.7)	—
Decrease (increase) in restricted cash	5.8	(11.5)
Increase in cash escrow	—	(0.5)
Proceeds from insurance reimbursement	1.2	—

Net cash used in investing activities	(54.2)	(48.1)

Cash flows from financing activities
Net borrowings (repayments) under revolving credit facilities	79.0	(18.3)
Borrowings under the 10.5% Senior Secured Notes	—	293.8
Repayments of term notes	(0.4)	(362.9)
Repayments of other debt	(0.3)	(0.3)
Return of capital to parent	(0.1)	—
Debt issuance costs	(0.5)	(17.8)

Net cash provided by (used in) financing activities	77.7	(105.5)

Effect of exchange rate changes on cash	0.6	0.9

Net decrease in cash and cash equivalents	(5.4)	(33.9)
Cash and cash equivalents, beginning of period	30.0	57.5

Cash and cash equivalents, end of period	$24.6	$23.6